[Exhibit 10.1]
CONSENT
CONSENT, dated as of November 15, 2022 (this “Consent”), is by and among Wells Fargo Bank, National Association, in its capacity as agent pursuant to the Credit Agreement (as hereinafter defined) acting for and on behalf of the parties thereto as lenders (in such capacity, “Agent”), the parties to the Credit Agreement as lenders (individually, each a “Lender” and collectively, “Lenders”), Hamilton Beach Brands, Inc., formerly known as Hamilton Beach/Proctor-Silex Inc., a Delaware corporation (“US Borrower”), and Hamilton Beach Brands Canada, Inc., formerly known as Proctor-Silex Canada Inc., an Ontario corporation (“Canadian Borrower”, and together with US Borrower, each individually a “Borrower” and collectively, “Borrowers”).
W I T N E S S E T H :
WHEREAS, Agent, Lenders and Borrowers have entered into financing arrangements pursuant to which Lenders (or Agent on behalf of Lenders) have made and may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Amended and Restated Credit Agreement, dated as of May 31, 2012, by and among Agent, Lenders and Borrowers, as amended by Amendment No. 1 to Amended and Restated Credit Agreement, dated July 29, 2014, Amendment No. 2 to Amended and Restated Credit Agreement, dated November 20, 2014, Amendment No. 3 to Amended and Restated Credit Agreement, dated December 23, 2015, Amendment No. 4 to Amended and Restated Credit Agreement, dated as of June 30, 2016, Amendment No. 5 to Amended and Restated Credit Agreement, dated as of September 13, 2017, Amendment No. 6 to Amended and Restated Credit Agreement, dated as of May 14, 2018, Amendment No. 7 to Amended and Restated Credit Agreement and Waiver, dated as of May 20, 2020, Amendment No. 8 to Amended and Restated Credit Agreement and Joinder, dated as of November 23, 2020, Amendment No. 9 to Amended and Restated Credit Agreement, dated as of April 9, 2021, Amendment No. 10 to Amended and Restated Credit Agreement, dated as of September 17, 2021, Amendment No. 11 to Amended and Restated Credit Agreement, dated as of June 28, 2022 and Amendment No. 12 to Amended and Restated Credit Agreement, dated as of August 15, 2022 (as the same now exists and as supplemented pursuant hereto and as may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the “Credit Agreement”) and the other Loan Documents;
WHEREAS, US Borrower has informed Agent and Lenders that it desires to make a one-time cash dividend payment to its sole shareholder Hamilton Beach, Inc. on or about December 15, 2022 in the amount of $1,500,000, which in turn will immediately make a one-time cash dividend payment in an identical amount to its sole shareholder Hamilton Beach Brands Holding Company (the “Specified Dividend Payment”), and has requested the consent of Agent and Lenders to such Specified Dividend Payment;
WHEREAS, Agent and Lenders are willing to consent to such Specified Dividend Payment and agree to certain other accommodations, subject to the terms and conditions contained herein;
WHEREAS, by this Consent, Agent, Lenders and Borrowers desire and intend to evidence such agreements;
NOW THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Interpretation. For purposes of this Consent, all terms used herein which are not otherwise defined herein, including but not limited to, those terms used in the recitals hereto, shall have the respective meanings assigned thereto in the Credit Agreement.
2.Consent to Specified Dividend Payment. Subject to the terms and conditions of this Consent, including those set forth in Section 5 hereof, and notwithstanding anything to the contrary contained in the Credit Agreement or the other Loan Documents, Agent and Lenders hereby consent to the Specified Dividend Payment; provided, that, (a) the Specified Dividend Payment shall occur by no later than December 16, 2022, (b) as of the date of the Specified Dividend Payment, and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing, and (c) as of the date of the Specified Dividend Payment, and after giving effect thereto, Excess Availability shall be not less than $15,000,000.
3.Cash Dominion Period. Notwithstanding anything to the contrary contained in the Credit Agreement or the other Loan Documents, Agent and Lenders hereby agree that Suppressed Availability (as defined below) shall be included solely for purposes of the Excess Availability calculations set forth in the definition of Cash Dominion Period during the period from November 15, 2022 through and including December 30, 2022. As used herein, “Suppressed Availability” means, as of any date of determination, the amount equal to the Total Borrowing Base as of such date (based upon the most recent Borrowing Base Certificate delivered by Administrative Borrower to Agent) minus the Maximum Revolver Amount (and, if such amount is below zero, the Suppressed Availability shall be deemed to be zero Dollars).
4.Consent Fee. In consideration of the consents set forth herein, Borrowers shall pay to Agent, for the account of Lenders who have consented to and executed this Consent as of the close of business on the date hereof, or Agent, at its option, may charge the loan account of Borrowers maintained by Agent, a consent fee in the amount of $85,500 (the “Consent Fee”), which fee is fully earned and payable on the Consent Effective Date (as defined below) and shall constitute part of the Obligations.
5.Representations and Warranties. Borrowers, jointly and severally, represent and warrant with and to Agent and Lenders as follows, which representations and warranties shall survive the execution and delivery hereof:
(a)no Default or Event of Default exists or has occurred and is continuing as of the date of this Consent;
(b)this Consent and each other agreement to be executed and delivered by Borrowers in connection herewith (together with this Consent, the “Consent Documents”) has been duly authorized, executed and delivered by all necessary corporate or organizational action on the part of each Borrower which is a party and is in full force and effect as of the date hereof, as the case may be, and the agreements and obligations of each of the Borrowers, as the case may be, contained herein and therein constitute legal, valid and binding obligations of each of the Borrowers, enforceable against them in accordance with their terms, except as enforceability is limited by equitable principals or by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights generally;
(c)the execution, delivery and performance of this Consent and the other Consent Documents (i) are all within each Borrower’s corporate or other organizational powers and (ii) are not in contravention of law or the terms of any Borrower’s certificate of incorporation, bylaws, or other organizational documentation, or any material indenture, agreement or undertaking to which any Borrower is a party or by which any Borrower or its property are bound which such contravention could individually or in the aggregate reasonably be expected to have a Material Adverse Effect; and

(d)all of the representations and warranties set forth in the Credit Agreement and the other Loan Documents, each as supplemented hereby, are true and correct in all material respects on and as of the date hereof, as if made on the date hereof, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects as of such date.
6.Conditions Precedent. This Consent and the consents and agreements contained herein shall only be effective upon the satisfaction of each of the following conditions precedent in a manner reasonably satisfactory to Agent or waived in writing by Agent (the date on which each of such conditions precedent are completed or waived, the “Consent Effective Date”):
(a)Agent shall have received counterparts of this Consent, duly authorized, executed and delivered by Borrowers and Required Lenders;
(b)    Agent shall have received the consent or authorization from such Lenders as are required for the agreements provided for herein to execute this Consent on behalf of the Lenders;
(c)Agent shall have received a true and correct copy of each consent, waiver or approval (if any) to or of this Consent, which any Borrower is required to obtain from any other Person, and such consent, approval or waiver (if any) shall be in form and substance reasonably satisfactory to Agent;
(d)Agent shall have received in immediately available funds (or Agent shall have charged the loan account of Borrowers) the full amount of the Consent Fee; and
(e)no Default or Event of Default shall exist or have occurred and be continuing as of the date of this Consent and immediately after giving effect to this Consent.
7.Release. In consideration of the Agent’s and the Lenders’ willingness to enter into this Consent, each Borrower hereby releases and forever discharges the Agent and the Lenders and each of their respective affiliates, predecessors, successors and assigns, and the officers, managers, directors, employees, agents, attorneys, advisors and representatives of the foregoing (hereinafter all of the above collectively referred to as “Releasees”), from (and agrees not to sue the Releasees for) any and all claims, counterclaims, demands, damages, debts, suits, liabilities, actions and causes of action of any nature whatsoever (whether arising in contract, tort, in law or in equity or otherwise) that such Borrower may have or claim to have against any of the Releasees on or prior to the Consent Effective Date, arising under or in connection with this Consent, the Credit Agreement, the Loan Documents, any documents or instruments delivered pursuant thereto, the transactions governed thereby or the dealings among each Borrower and its Affiliates with the Releasees with respect thereto, or in any way based on or related to any of the foregoing, including any transactions contemplated by or funded with the proceeds of the foregoing, in each case based on facts, circumstances, acts or omissions occurring or in existence on or prior to the date hereof.
8.Effect of this Consent. Except as expressly set forth herein, no other consents, amendments, changes or modifications to the Loan Documents are intended or implied, and in all other respects the Loan Documents are hereby specifically ratified, restated and confirmed by all parties hereto as of the Consent Effective Date and Borrowers shall not be entitled to any other or further consent or amendment by virtue of the provisions of this Consent or with respect to the subject matter of this Consent. To the extent of conflict between the terms of this Consent and the other Loan Documents, the terms of this Consent shall control. The Credit Agreement, the Guaranty and Security Agreement, the Canadian Security Agreement, and this Consent shall be read and construed as one agreement.

9.Governing Law. The validity, interpretation and enforcement of this Consent and any dispute arising out of the relationship between the parties hereto whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.
10.Binding Effect. This Consent shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.
11.Further Assurances. Borrowers shall execute and deliver such additional documents and take such additional action as may be reasonably requested by Agent to effectuate the provisions and purposes of this Consent.
12.Entire Agreement. This Consent represents the entire agreement and understanding concerning the subject matter hereof among the parties hereto, and supersedes all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.
13.Headings. The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Consent.
14.Counterparts. This Consent, any documents executed in connection herewith and any notices delivered under this Consent, may be executed by means of (i) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, or any other relevant and applicable electronic signatures law; (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Agent reserves the right, in its sole discretion, to accept, deny, or condition acceptance of any electronic signature on this Consent or on any notice delivered to Agent under this Consent. This Consent and any notices delivered under this Consent may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument. Delivery of an executed counterpart of a signature page of this Consent and any notices as set forth herein will be as effective as delivery of a manually executed counterpart of the Consent or notice.
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    IN WITNESS WHEREOF, the parties hereto have caused this Consent to be duly executed and delivered by their authorized officers as of the day and year first above written.

US BORROWER
HAMILTON BEACH BRANDS, INC.

By: /s/ Michelle O. Mosier

Title: Senior Vice President and Chief Financial Officer
CANADIAN BORROWER

HAMILTON BEACH BRANDS CANADA, INC.

By: /s/ Michelle O. Mosier

Title: Senior Vice President and Chief Financial Officer

[Signatures Continued on Following Page]

[Signature Page to Consent]

AGENT AND LENDERS
WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Agent and a Lender
By: /s/ Sang Kim
Title: Authorized Signatory

WELLS FARGO CAPITAL FINANCE
CORPORATION CANADA, as a Lender
By: /s/ Trevor Tysick
Title: Vice President
[Signature Page to Consent]

BANK OF AMERICA, N.A., as a Lender
By: /s/ Michelle L. Pepera
Title: Vice President

[Signature Page to Consent]